Exhibit 99.1
SETTLEMENT AGREEMENT AND RELEASE
RECITALS
     This Settlement Agreement and Release, with its accompanying Attachments (collectively, the “Agreement”), is entered into by and among the South Coast Air Quality Management District (the “District”), and Gregg Industries, Inc. (“Gregg”), each individually referred to herein as a “Party” or collectively as the “Parties.” This Agreement is entered into with respect to the following facts and circumstances:
A.	The District is a political subdivision of the State of California created by the legislature to exercise responsibility for comprehensive air pollution control within the area of the South Coast Air Basin, with its headquarters located at 21865 East Copley Drive, Diamond Bar, California 91765.

B.	Gregg is a California corporation that operates a facility within the District, located at 10460 Hickson Street, El Monte, California 91731.

C.	Gregg operates a sand mold and iron casting foundry which consists of multiple systems used to mix foundry sand and resin to make molds. The molds are then used to cast metal parts, primarily automotive parts and water pumps. Gregg holds multiple District permits for foundry type equipment, including furnaces, a baghouse, sand-handling equipment and core ovens vented to an afterburner.

D.	The District has issued the following Notices of Violation (“NOV’s”) to Gregg:
1.	NOV P47802 which was issued to Gregg on October 21, 2005, for violation of District Rule 402 and Health & Safety Code §41700 on

October 20, 2005, wherein it is alleged that Gregg created burnt odors which resulted in public nuisance.

2.	NOV P47413 which was issued to Gregg on November 4, 2005, for violation of District Rule 402 and Health a Safety Code §41700 on November 3, 2005, wherein it is alleged that Gregg failed to control chemical odor discharges from the facility so as to cause a nuisance to a considerable number of persons.

3.	NOV P41788 which was issued to Gregg on July 25, 2006, for violation of District Rules 203(a) and 1110.2(d)(2)(B)(ii) on and after June 16, 2006, wherein it is alleged that Gregg operated a portable engine without a valid permit to operate and used the portable generator for primary or supplemental power to stationary equipment in the facility.

4.	NOV P41796 which was issued to Gregg on December 6, 2006, for violation of District Rule 3002(c)(1) on and after March 2, 2006, wherein it is alleged that Gregg failed to submit its annual report due March 1, 2006 and the semi-annual report due August 31, 2006.

5.	NOV P49662 which was issued to Gregg on February 16, 2007, for violation of District Rule 1402(d) on February 16, 2007, wherein it is alleged that Gregg failed to submit a complete health risk assessment by the agreed upon date which was 180 days (150 + 30) after the date of notification.

6.	NOV P51302 which was issued to Gregg on June 22, 2007, for Gregg’s violation on and after March 9, 2007, wherein it is alleged that Gregg did not comply with Hearing Board Case No. 5591-1, Condition No. 7 of the Modified Order signed by the Chairman on March 14, 2007 requiring Gregg to maintain the hydrogen peroxide at a minimum dose of 600 ppm [dated 12/13/06; 1/10/07; 3/6,7 & 13/07],

7.	NOV P50563 which was issued to Gregg on October 12, 2007, for violation of District Rule 3002 (c)(1) on and after October 5, 2005, wherein it is alleged that Gregg failed to: (1) timely submit its annual report due March 1, 2007, and semi-annual reports due February 28, 2007, and August 31, 2007, per Gregg’s Permit to Operation Conditions Nos. K23 and K24; (2) operate Gregg’s core/mold making system M34294, per Permit to Operate Condition No. D4; (3) perform routine annual inspection on 14 permitted units during equipment operation, per Gregg’s Permit to Operate Condition Nos. D3 through D7; (4) conduct visible emission inspection at emission points of 31 permitted units during public visible emission complaints on October 19, 2006, December 05, 2006, and July 25, 2007, per Permit to Operate Condition Nos. D3 through D7; and (5) maintain Sonoperoxone scrubber flow meter to measure and ensure 2-3 gal/min flow of H2O2 scrubbing solution from October 7, 2005, through October 12, 2007, per Permit to Operate Condition No. D5. NOV P50563

was also issued to Gregg for violation of District Rule 3002(a) wherein Gregg failed to secure a permit modification prior to operating a modified mixer on Gregg’s sand handling system P42501.

8.	NOV P52210 which was issued to Gregg on March 20, 2008, for Gregg’s violation of District Rule 3002(c)(1) on and after February 29, 2008, wherein it is alleged that Gregg operated four baghouse units contrary to Title V permit conditions.

9.	NOV P49797 which was issued to Gregg on April 15, 2008, for violation of District Rule 402 and Health & Safety Code §41700 on April 15, 2008, wherein it is alleged that Gregg created odors which resulted in public nuisance.

10.	NOV P10402 which was issued to Gregg on May 14, 2008, for violation of District Rule 402 and Health & Safety Code §41700 on May 14, 2008, wherein it is alleged that Gregg created odors which resulted in public nuisance.

11.	NOV P52215 which was issued to Gregg on June 4, 2008, for violation of District Rule 402 and Health & Safety Code §41700 on May 29, 2008, wherein it is alleged that Gregg created odors which resulted in public nuisance.

12.	NOV P53601 which was issued to Gregg on August 26, 2008, for Gregg’s violation of District Rule 3002(c)(1) on and after August 22, 2008, wherein it is alleged that Gregg operated a baghouse unit contrary to Title V permit conditions.

E.	Based upon the initial public nuisance violations issued to Gregg, the District filed a petition for an Order for Abatement with the District Hearing Board on February 21, 2006, Hearing Board Case No. 5591-1.

F.	The Hearing Board held hearings at the District’s Diamond Bar Headquarters on March 29, 2006, and April 26, 2006, and on May 25, 2006 issued its Findings and Decision Re Stipulated Order For Abatement wherein 13 multi-part categories of conditions were imposed.

G.	Gregg was in compliance with those provisions of the order with which it was required to perform.

H.	On June 20, 2006, the Hearing Board held a hearing to receive a status report and at that hearing made minor modifications to the order by extending compliance dates to complete proposed building and equipment changes from August 1, 2006, to October 1, 2006, and to extend the date for conducting the odor dispersion modeling from July 1, 2006, to October 1, 2006, and the submittal of the modeling study from July 15, 2006, to October 1, 2006.

I.	On July 12, 2006, the Hearing Board held a modification hearing in the El Monte City Council Chambers to provide a convenient location to allow members of the public to testify regarding operations at Gregg’s facility. At that hearing the Hearing Board again modified the order to extend the completion dates of the building and equipment changes and the odor dispersion modeling from October 1, 2006, to January 10, 2007.

J.	On November 1, November 2 and November 6, 2006, the Hearing Board held a modification hearing at the District’s Diamond Bar Headquarters and modified the order by issuing on November 9, 2006 its Findings and Decision Re Order for Abatement that imposed 16 additional multi-part conditions which, among numerous other terms, limited the types of materials (sand) being used in certain of Gregg’s operations.
K.	Gregg was in compliance with those provisions of the order with which it was required to perform.

L.	On December 13, 2006, the Hearing Board held a hearing in the El Monte City Council Chambers to take public testimony and made no further changes to the order. The Hearing Board continued the matter to January 10, 2007, for further consideration of modifications to the order.

M.	On January 10, 2007, the Hearing Board held a hearing at the District’s Diamond Bar Headquarters and suspended until the next hearing the condition requiring Gregg to conduct odor dispersion modeling, among other issues, until further information could be presented.

N.	On March 6, 2007, and March 7, 2007, the Hearing Board held further hearings at the District’s Diamond Bar Headquarters to consider further modifications of the order and the Hearing Board continued the hearing to March 13, 2007.

O.	On March 13, 2007, the Hearing Board completed the modification hearing commenced on December 13, 2006, and received testimony regarding the implementation of the increments required under the conditions imposed by the Hearing Board regarding the changing the sand used in Gregg’s operations and further investigating and implementing odor reduction methods throughout the facility.

P.	Gregg was in compliance with those provisions of the order with which it was required to perform, except for an alleged violation of Condition No. 7 of the Modified Order signed by the Chairman on March 14, 2007, which required Gregg to maintain the hydrogen peroxide at a minimum dose of 600 ppm.

Q.	On August 29, 2007, the Hearing Board held a hearing at the District’s Diamond Bar Headquarters to receive a status report and consider a further modification of the order. After taking testimony the Hearing Board extended the expiration date of the order from September 15, 2007, to September 20, 2007, and scheduled a hearing to consider a further modification/extension of the order to September 19, 2007.

R.	On September 19, 2007, the Hearing Board held a hearing at the District’s Diamond Bar Headquarters. After taking testimony, the Hearing Board took no further action and allowed the order to expire as of September 20, 2007. The District did not object to allowing the order to expire as of September 20, 2007.

S.	On May 16, 2008, the District filed a second Petition for Order for Abatement against Gregg alleging violations of Health and Safety Code § 41700 and District Rules 402 and 203. This matter currently pending before the Hearing Board is Case No. 5591-2.

T.	Hearings in this second matter have been held on August 5, 2008, August 6, 2008, August 12, 2008, and August 21, 2008, October 21, 2008,

October 22, 2008, and October 23, 2008. Additional hearings have been scheduled for various dates in October 2008, November 2008 and December 2008.

U.	The Parties enter into this Agreement with the intention of fully and finally resolving on the terms and conditions set forth in this Agreement all pending administrative actions and all of the NOVs issued by the District as of the Effective Date of this agreement against Gregg. The Parties have agreed to settle their differences without admitting or conceding that the allegations or contentions of either Party are true or correct, thus, this Agreement and no part hereof is to be construed as an admission of liability. The Parties anticipate cooperating in the future with respect to completing and processing applications Gregg submits in connection with operating its facilities in the South Coast Air Basin.
AGREEMENT
1.	Effective Date. The Effective Date of this Agreement shall be the date upon which the final signatory signs this Agreement.

2.	Scope of Agreement and Release.
(a) District’s Release of Monetary Claims Arising from Pending Notices of Violation. In consideration for, and subject to, the covenants set forth in this Agreement, the District fully discharges, covenants not to sue, and releases Gregg, its present or former officers, directors, agents, employees, servants, contractors, attorneys, shareholders, affiliates, successors-in-interest, predecessors-in-interest, subsidiaries, parents, and assigns from all monetary claims of any kind, such as civil penalties, attorney’s fees, damages of any kind or nature whatsoever, whether arising as liabilities, actions, suits, or demands in contract, tort, law or equity, under federal, state, or local laws, rules or regulations (collectively defined as “Monetary Claims”), with respect to violations existing on or before the Effective Date identified in any of the following NOVs as to the Facility or Facilities specifically referenced in the NOV: P47802, P47413, P41788, P41796, P49662, P51302, P50563, P52210, P49797, P10402, P52215, and P53601.
(b) District’s Dismissal of Abatement Proceeding. The District agrees to dismiss its Abatement action, SCAQMD Hearing Board Case No. 5591-2, within seven days of execution of this Agreement.
(c) Limitation of Release. This Release shall not apply to any of Gregg’s present or future obligations pursuant to any and all District Rules;
i.	This Release shall not apply to permit processing fees, and permit or plan application fees; and

ii.	This Release shall not apply to the non-monetary consequences of any failure to pay permit fees, plan application fees or similar fees.

iii.	None of the Releases or waivers in this section (b) shall release Gregg from any federal, state, local or District permitting requirements.
(d) Gregg’s Release of the District. In consideration for, and subject to, the covenants set forth in this Agreement, Gregg fully discharges,

covenants not to sue, and releases the District, its present or former officers, directors, agents, employees, and attorneys from any Monetary Claims related to or connected with the District’s enforcement activities concerning Gregg to date regarding (i) any of the NOVs identified in paragraph 2(a) above, (ii) conduct of any District employees during any search of the Gregg Foundry (including any search of a contractor providing services to that facility), or (iii) any inspections, requests for information, or investigations covered by paragraph 2

(e) Matters After Effective Date Not Released Unless Specifically Noted. No matter continuing or arising after the Effective Date in this section 2 is released after the Effective Date. Matters occurring on or before the Effective Date that are released above may not be the basis for a monetary action or claim filed by the District after the Effective Date.

3.	Supplemental Environmental Projects. Gregg agrees to design and implement a Supplemental Environmental Project (“SEP”) at Gregg whose purpose is to further reduce odorous and other emissions from the Foundry. The SEP and applicable timelines are set forth in Attachment A. The value of the SEP is $4.7 million. Gregg shall provide quarterly status updates on the expenditures under this Settlement Agreement and shall provide documentation of all costs. If at the end of the performance period Gregg not been documented $4.7 million in expenditures on the projects identified in Attachments A and B, Gregg shall propose additional projects equal to the difference between the actual amounts spent and the $4.7 million SEP. The District shall approve any additional projects to be implemented by Gregg as well as timelines for completion of any projects proposed to and approved by the District. The parties shall meet and agree to act in good faith to expeditiously reach an agreement on the nature of the alternative project(s) which will represent the remaining amount of the $4.7 million SEP to be expended.

4.	No Admission of Liability. The agreements, statements, pleadings and actions stated in or taken pursuant to this Agreement are made for the purpose of compromising and settling these matters amicably, in the spirit of conciliation, and to avoid protracted and expensive litigation. Nothing contained in this Agreement shall constitute or be construed, considered, offered or admitted, in whole or in part, as evidence of an admission or evidence of fault, wrongdoing, liability or violative conduct by any Party or its respective present or former officers, directors, agents, employees, servants, affiliates, contractors, attorneys, shareholders, successors-in-interest, predecessors-in-interest, subsidiaries, parents, and assigns, in any administrative or judicial proceeding or litigation in any court, agency, or forum whatsoever.

5.	Successors and Assigns. This Agreement shall be deemed to obligate, extend to, and inure to the benefit of the Parties to the Agreement, and the legal successors, assigns, transferees, grantees, and heirs of each such Party, including those who may assume any or all of the above-described capacities after the Effective Date.

6.	Collateral Actions. The District agrees that it will not cause or encourage any other person or entity to commence, maintain, initiate or prosecute any action, suit, proceeding or claim before any court or other tribunal (whether state, federal or otherwise) against Gregg arising from, concerned with, or otherwise related to, in whole or in part, any of the matters released in paragraph 2. This provision shall not restrict the District from providing information to persons or entities that lawfully seek information from the District.

7.	Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. The Parties agree and acknowledge that delivery of the signed counterparts may be accomplished by way of transmission by facsimile machine and that a facsimile signature of either Party shall be treated as if it were an original signature.

8.	Governing Law. The validity, construction, and performance of this Agreement shall be governed by the laws of the State of California, regardless of the choice-of-law provisions of California or any other jurisdiction.

9.	No Contra-Proferentem. This Agreement reflects contributions from all Parties and has been reviewed by numerous counsel for each Party; thus, it shall be construed as though it was jointly authored, with ambiguities resolved without reference to which Party authored or co-authored the provision at issue.

10.	Recital Incorporation. The Recitals are made a part of this Agreement as if they were fully written herein.
11.	Entire Agreement. This Agreement contains the entire and only understanding between the Parties regarding its subject matter and shall supersede any and all earlier and/or contemporaneous oral or written negotiations, agreements, representations, and understandings. The Parties understand and agree that in entering into this Agreement, the Parties are not relying on any representations not expressly contained in this Agreement. The Parties also understand and agree that, pursuant to the integration provisions of the Stipulated Judgment, this Agreement shall be deemed integrated into the Stipulated Judgment and shall no longer have independent force and effect once the Stipulated Judgment becomes final and no longer subject to appeal.
12.	Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be illegal, invalid, unlawful, void or unenforceable, then such provision shall be enforced to the extent that it is not illegal, invalid, unlawful, void, or unenforceable, and the remainder of this Agreement shall continue in full force and effect.

13.	Signature by the Parties. Each signatory to this Agreement represents and warrants that he possesses all necessary capacity and authority to sign and deliver this Agreement on behalf of his respective Party.

GREGG INDUSTRIES, INC., a California corporation
By:	/s/ Robert E. Ostendorf, Jr.	Date: 5 NOV 2008
Robert E. Ostendorf, Jr., President

SOUTH COAST AIR QUALITY MANAGEMENT DISTRICT
By:	/s/ Kurt Wiese	Date: 11/5/08
Kurt Wiese, General Counsel

ATTACHMENT A
SUPPLEMENTAL ENVIRONMENTAL PROJECT (SEP)
November 5, 2008
Warranty and Valuation of SEP: Gregg warrants that nothing in this SEP duplicates any projects required of Gregg by other governmental agencies, any requirements imposed by any Consent Decree, judicial order, or agreement, whether contemplated or final, and any requirements applicable to Gregg under federal, state, or local rules or regulations.
The value of this SEP is $4.7 million.
I.	Environmental Observer: Within 30 days of the effective date of the Settlement Agreement and Release Gregg shall coordinate with the City of El Monte and the District to retain an independent environmental observer to conduct neighborhood surveillance and to track and document odor and smoke emissions, complaints, production and inspection and maintenance activities, and corrective actions taken to prevent and mitigate nuisance emissions. The environmental observer shall be on duty for at least four (4) hours per day during Gregg’s operations and for a period of at least six (6) months.
II.	Environmental Engineer: Within 45 days of the effective date of the Settlement Agreement and Release, Gregg shall create and staff a full time on-site Environmental Engineer with a background in Environmental Engineering and a minimum of three (3) years professional work experience in a foundry or equivalent environment. Duties shall include:
(a)	Providing technical service to maintain compliance with applicable federal, state, and local environmental regulations, including evaluating and implementing odor, VOC and emission control strategies.

(b)	Coordinating and overseeing source testing for nickel and PM at Baghouse 16A.

(c)	Conducting and documenting daily inspections and implementing corrective action for deficiencies found.

(d)	On or before January 1, 2010, developing and implementing an Odor Management and Prevention Plan to identify and curtail odor excursions and to meet a goal of creating no further public nuisances.

(e)	Installing and maintaining signage referring complaint calls to the District’s toll free 1.800.CUT.SMOG number, in a form approved by the District and, at a minimum, meeting the requirements set forth in Attachment B.

1

III.	Reduction in Use of Odorous Materials Containing Organic Resins
(a)	General
1.	The organic resin content of shell core and shell mold materials shall not exceed limits specified herein (to be verified by standard foundry practice procedures and LOI testing based on 95% CI methods).

2.	Daily records of material use shall be kept in a District approved format and shall be provided to District on request.

3.	Gregg shall allow District Compliance Staff to collect samples of shell core and shell mold materials at any time to test and verify compliance with the foregoing requirements.
(b)	Shell Core Manufacturing
1.	On or before July 1, 2009, Gregg shall purchase and install a second core machine which uses CO2 or other low emission technology with organic resin content of no greater than 1% and train employees on its use, if a second core machine is required to meet the provisions of paragraph 3(e) below.

2.	On or before January 1, 2010, Gregg shall discontinue the use of materials with an organic resin content greater than 1% in any of its shell core machines, unless it demonstrates to the satifaction of the District that it is not technically feasible to achieve this limit.
(c)	Shell Mold Manufacturing

Within 30 days of the effective date of the Settlement Agreement and Release, Gregg shall cease production of shell molds.

(d)	Sand System 1
1.	On or before April 1, 2009, Gregg shall discontinue the use of all shell core and shell mold materials with an organic resin content greater than 1% in its Sand System 1 Operation.

2.	On or before July 1, 2009, Gregg shall cease operation of and remove from service its Sand System 1 cope and drag line.
(e)	Sand Systems 2 and 3
1.	On or before July 1, 2009, Gregg shall discontinue the use of all shell core and shell mold materials with an organic resin content greater than 3% in Sand System 2 and 3 Operations.

2.	After July 1, 2009, at least 60% of the materials used in Sand System 2 and 3 Operations shall have an organic resin content less than 1%, and any remaining materials used in Sand System 2 and 3 operations shall have an organic resin content no greater than 2%.

2

3.	On or before January 1, 2010, Gregg shall discontinue the use of all shell core and shell mold materials with an organic resin content greater than 1% in its Sand System 2 and 3 Operations, unless it demonstrates to the satifaction of the District that it is not technically feasible to achieve this limit.
IV.	Fume and dust collection system improvements
(a)	Within 45 days of the effective date of the Settlement Agreement and Release, Gregg shall evaluate and submit for District approval written recommendations for improvement or replacement of the following odor, fume, and/or dust collection systems:
1.	Emission collection system with new or modified hood design to increase collection efficiency of odorous compounds from shell core manufacturing operations

2.	Emission collection system with new or modified hood design to increase the collection efficiency at the five melt furnaces

3.	Emission collection system with new or modified hood design to increase the collection efficiency for the pouring and shake-out operations of Sand Systems 2 and 3.

4.	Installation of two portable fume collection units to further control emissions from maintenance welding applications.
(b)	Within 120 days of District approval of the report, Gregg shall complete installation/implementation of all District reviewed and approved improvements described above.
V.	Source Testing: Within 45 days of the effective date of the Settlement Agreement and Release Gregg shall submit a test protocol to the District for review and approval to test the inlet and outlet of Baghouse 16A for nickel and PM. Within 45 days of the District’s approval Gregg shall complete the source testing for Baghouse 16A and submit a source test report to the District within 45 days of completion of the source testing.

VI.	Applications for Modification to Title V Permit: As soon as practicable, but not later than 120 days of the effective date of the Settlement Agreement and Release, Gregg shall submit all necessary applications to the District for revisions to the facility’s Title V permit by adding conditions to implement all of the requirements specified in Section III of this SEP.

3

VII.	Building Improvements: Gregg shall undertake improvements to the integrity of its building structures and surrounding property, including, but not limited to the following:
(a)	Within 180 days of the effective date of the Settlement Agreement and Release, install siding and roll-up doors to enclose building on the south side.

(b)	Within 60 days of the effective date of the Settlement Agreement and Release, Gregg shall close and seal all roof vents and openings. Gregg may, however, submit a written request to the District for additional time to comply with other regulatory and/or legal requirements, as necessary. In such case, the District shall grant Gregg a reasonable extension of time to comply with this requirement as appropriate.

(c)	Within 60 days of the effective date of the Settlement Agreement and Release, apply C30 roofing contract bond spray-over coating to the roof.

(d)	Within 30 days of the effective date of the Settlement Agreement and Release, inspect and replace all broken windows and seal all visible holes in all the buildings on the property.
VIII.	Managing Work Standards and Practices: Within 60 days of the effective date of this Settlement Agreement and Release, Gregg shall submit to the District for review and approval written procedures for addressing odor nuisance at the foundry and for conducting comprehensive compliance audit procedures, including performance of root cause analysis and implementation of corrective measures. Gregg shall implement procedures as approved by the District. Documentation shall be made available to the District upon request.

IX.	Priority of Environmental Compliance: Within 90 days of the effective date of this Settlement Agreement and Release, Gregg shall develop and submit to the District for approval procedures for handling odor complaints that are verifiable or result from odor release due to upset or breakdowns, including, but not limited to, possible shut down procedures to be implemented when odor complaints are received directly from the community, when the environmental observer identifies odors in the community during surveillance, when an upset or breakdown causes an odor release, or when discrepancies involving the use of odorous substances are identified by the environmental engineer or others during a daily compliance audit. Gregg shall employ failure analysis to determine the root cause of upsets, and of any, corrective actions to be implemented. Failure analysis documentation shall be made available to the District upon request.

X.	EMS Training and Certification of Employees: Within six months of the effective date of this Settlement Agreement and Release, an Environmental

4

Management System (EMS) consultant shall be hired to provide third party verification of environmental compliance and to train Gregg employees on EMS implementation and documentation. Within 30 months of the effective date of this Settlement Agreement and Release, the EMS implementation shall be complete.
XI.	Accounting: Commencing January 1, 2009, and every six months thereafter, Gregg shall submit an annual report to the District detailing the dollar amounts expended on this SEP. In addition, within 60 days of completing the final project in this SEP, Gregg shall submit a final report detailing all dollar amounts expended pursuant to the SEP. Gregg shall maintain purchase orders, purchase receipts and other documentation sufficient to substantiate all dollar amounts set forth in the annual and final reports and shall make such documentation available to the District upon request.

5

Attachment B
Signage Requirements

Lettering/Line Height
2”
Call South Coast	6”
Air Quality Management District	6”
(AQMD)	6”
1.800.CUT.SMOG	8”
(1.800.288.7664)	6”
TO REPORT ODORS OR DUST FROM	6”
GREGG INDUSTRIES	6”
2”
•	A minimum of three (2) signs each shall be posted in English and Spanish along the northern fenceline of Gregg Industries
•	One sign each in English and in Spanish at property entrance

•	One sign each in English and in Spanish at fenceline across intersection of Hickson and Esto.
•	Sign dimensions shall be a minimum of 48” tall x “96” wide.

•	Text for each line shall be at the minimum height specified above.

•	Sign background shall be white.

•	Text shall be printed in a bold, black font that can be easily read from a distance (e.g., Verdana, Arial).

•	Lower edge of sign board shall be a minimum of 4 feet and a maximum of 8 feet above grade.